SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 21, 2010

INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

                                    Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 21, 2010, our European subsidiary Interface Europe B.V. (and certain of its European subsidiaries) entered into an Amendment Agreement with respect to its Credit Agreement with ABN AMRO Bank N.V.  Pursuant to the Amendment Agreement, and as part of the credit facilities provided by ABN AMRO under the Credit Agreement, ABN AMRO will provide an allocated credit of 2 million Euros to Interface Heuga Singapore PTE Ltd., which is Interface Europe B.V.’s affiliate in Singapore.

The foregoing description of the Amendment Agreement is qualified in its entirety by reference to the full text of the Amendment Agreement, a copy of which is filed herewith as Exhibit 99.1.

ITEM 2.03                      CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On January 21, 2010, we entered into an Amendment Agreement with ABN AMRO Bank, N.V.  A description of the Amendment Agreement is included above in Item 1.01, which Item 1.01 is incorporated by reference in this Item 2.03.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

(d)          Exhibits.

Exhibit No.	Description
99.1	Amendment Agreement, executed on January 21, 2010, among Interface Europe B.V. (and certain of its subsidiaries) and ABN AMRO Bank N.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.
By:	/s/ Patrick Lynch Patrick C. Lynch Senior Vice President
Date: January 22, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amendment Agreement, executed on January 21, 2010, among Interface Europe B.V. (and certain of its subsidiaries) and ABN AMRO Bank N.V.